NUVEEN SELECT TAX-FREE INCOME PORTFOLIO N-14

Exhibit (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Nuveen Select Tax-Free Income Portfolio of our reports dated April 25, 2025, relating to the financial statements and financial highlights which appears in Nuveen California Select Tax-Free Income Portfolio and Nuveen New York Select Tax-Free Income Portfolio Certified Shareholder Reports on Form N-CSR for the year ended February 28, 2025 and our report dated May 28, 2025, relating to the financial statements and financial highlights which appears in Nuveen Select Tax-Free Income Portfolio’s Certified Shareholder Report on Form N-CSR for the year ended March 31, 2025. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, “Appointment of the Independent Registered Public Accounting Firm” and “Supplemental Financial Information and Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

July 10, 2025